UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2019

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

EXPLANATORY NOTE

On August 30, 2019, Broadstone Net Lease, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”), as amended by Amendment No.1 on Form 8-K/A filed by the Company with the SEC on September 5, 2019 (as amended, the “Original Report”), disclosing the completion on August 29, 2019, of the Company’s acquisition of a portfolio of 23 industrial (warehouse, distribution, manufacturing, and cold storage) and office/flex properties located in 14 U.S. states and British Columbia, Canada (collectively, the “Acquired Industrial and Office Portfolio”), which was considered an acquisition of a significant business under Rule 11-01(d) of Regulation S-X promulgated under the Securities Act of 1933, as amended (“Regulation S-X”). This Amendment No. 2 to the Original Report is being filed solely to provide the required financial statements with respect to the Acquired Industrial and Office Portfolio in accordance with Rule 3-14 of Regulation S-X and the required pro forma financial statements reflecting the impact of the acquisition of the Acquired Industrial and Office Portfolio on the Company in accordance with Article 11 of Regulation S-X.

The Company’s results with respect to the Acquired Industrial and Office Portfolio may be materially different from those expressed in this report due to various factors, including but not limited to those discussed in Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Item 9.01        Financial Statements and Exhibits

(a)	Financial Statements of Real Estate Acquired

•	Independent Auditors’ Report
•	Combined Statements of Revenues and Certain Operating Expenses for the Six Months Ended June 30, 2019 (Unaudited) and Year Ended December 31, 2018

(b)	Pro Forma Financial Information

•	Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2019 (Unaudited)
•	Pro Forma Condensed Consolidated Statements of Income for the Six Months Ended June 30, 2019 (Unaudited)
•	Pro Forma Condensed Consolidated Statements of Income for the Year Ended December 31, 2018 (Unaudited)

Item 9.01(a)

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of Broadstone Net Lease, Inc.

We have audited the accompanying Combined Statement of Revenues and Certain Operating Expenses of the portfolio of 23 triple-net leased industrial and office/flex properties (the “Acquired Industrial and Office Portfolio”) acquired by Broadstone Net Lease, Inc. and its wholly owned subsidiaries (the “Company”) for the year ended December 31, 2018, and the related notes (the “Historical Summary”). The properties within the Acquired Industrial and Office Portfolio are under common ownership and management.

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquired Industrial and Office Portfolio’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of the Acquired Industrial and Office Portfolio for the year ended December 31, 2018, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the Historical Summary, which describes that the accompanying Historical Summary was prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended (for inclusion in the Current Report on Form 8-K/A of Broadstone Net Lease, Inc.) and is not intended to be a complete presentation of the Acquired Industrial and Office Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Rochester, New York

October 11, 2019

Acquired Industrial and Office Portfolio

Combined Statements of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2019 (Unaudited) and Year Ended December 31, 2018

(in thousands)

	Six Months Ended June 30, 2019 (unaudited)	Year Ended December 31, 2018
Revenues
Lease revenues	$24,706	$49,099

Certain operating expenses
Property and operating expenses	751	1,493
Total certain operating expenses	751	1,493

Revenues in excess of certain operating expenses	$23,955	$47,606

The accompanying notes are an integral part of these combined statements of revenues and certain operating expenses.

Acquired Industrial and Office Portfolio

Notes to Combined Statements of Revenues and Certain Operating Expenses

Six Months Ended June 30, 2019 (Unaudited) and Year Ended December 31, 2018

(in thousands)

1. Organization and Basis of Presentation

On August 29, 2019, Broadstone Net Lease, Inc. and its wholly owned subsidiaries (collectively, the “Company”) acquired a portfolio of 23 triple-net leased industrial and office/flex properties, comprising 6.9 million rentable square feet (unaudited), for an aggregate purchase price of approximately $735.7 million, excluding capitalized acquisition costs (the “Acquired Industrial and Office Portfolio”). The properties are located across 14 states in the continental United States, with one property located in British Columbia, Canada. The properties within the Acquired Industrial and Office Portfolio are under common ownership and management.

The accompanying Combined Statements of Revenues and Certain Operating Expenses (the “Historical Summary”) have been prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, which requires certain information with respect to real estate operations to be included with certain filings with the Securities and Exchange Commission. The Historical Summary is not representative of the actual operations for the periods presented as it excludes certain historical items, such as depreciation and amortization, interest expense, amortization of above and below market leases, and other costs not directly related to the future operations of the Acquired Industrial and Office Portfolio.

The Historical Summary and notes thereto for the six months ended June 30, 2019 included in this report are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the Historical Summary have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make certain estimates and assumptions that may affect the reported amounts in the Historical Summary and related notes. Actual results may differ from those estimates.

Revenue Recognition

All of the Acquired Industrial and Office Portfolio’s leases are classified as operating leases. Revenue is recognized as rents are earned on a straight-line basis over the non-cancelable terms of the related leases. Certain of the leases provide for rent escalation indexed to future changes in the Consumer Price Index. Lease revenue associated with such provisions is considered variable lease revenue, and is not included in the calculation of straight-line rental revenue. Such amounts are recognized as income when the amounts are determinable.

A majority of the Acquired Industrial and Office Portfolio’s properties are leased on a triple-net basis, which provides that the tenants are responsible for the payment of all property operating expenses, including, but not limited to, property taxes, maintenance, insurance, repairs, and capital costs, during the lease term. The Acquired Industrial and Office Portfolio records such expenses on a net basis. For a portion of the leases, the Acquired Industrial and Office Portfolio pays for certain expenses, such as real estate taxes and property insurance, and is subsequently reimbursed by the tenant. Such items are presented on a gross basis in the Historical Summary, meaning that amounts billed to tenants for such expenses are included in Lease revenues and amounts reimbursed by tenants are included in Property and operating expenses.

3.	Leases

The following table summarizes the amounts reported as Lease revenues in the Historical Summary:

(in thousands)	Six Months Ended June 30, 2019 (unaudited)	Year Ended December 31, 2018
Revenues
Rental income from operating leases	$23,955	$47,606
Operating expenses billed to tenants	751	1,493
Total lease revenues	$24,706	$49,099

At June 30, 2019, estimated lease payments to be received under non-cancelable operating leases with tenants are as follows (unaudited):

(in thousands)
Remainder of 2019	$23,161
2020	47,171
2021	48,406
2022	49,190
2023	50,203
Thereafter	382,726
$600,857

Since lease renewal periods are exercisable at the option of the tenant, the above amounts only include future lease payments due during the initial lease terms. In addition, such amounts exclude any potential variable rent increases that are based solely on changes in the Consumer Price Index.

4.	Tenant Concentrations

One lease with a single tenant, and associated with three properties, comprised 12.2% of the Acquired Industrial and Office Portfolio’s rental income from operating leases for the year ended December 31, 2018, and 12.1% (unaudited) of rental income from operating leases for the six months ended June 30, 2019.

5.	Commitments and Contingencies

The Acquired Industrial and Office Portfolio is presently not subject to material litigation nor, to management’s knowledge, is any material litigation threatened against the Acquired Industrial and Office Portfolio.

6.	Subsequent Events

In preparing the accompanying Historical Summary, management evaluated events and transactions that occurred through the date that the accompanying financial statements were available to be issued on October 11, 2019.

Item 9.01(b)

Broadstone Net Lease, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Financial Statements

On August 29, 2019, Broadstone Net Lease, Inc. and its wholly owned subsidiaries (collectively, “the Company”) acquired a portfolio of 23 triple-net leased industrial and office/flex properties, comprising 6.9 million rentable square feet for an aggregate purchase price of approximately $735.7 million, excluding capitalized acquisition costs (the “Acquired Industrial and Office Portfolio”). The properties are located across 14 states in the continental United States, with one property located in British Columbia, Canada.

The Company funded the acquisition using a combination of debt and equity capital, including funds received from drawing the remaining $150 million commitment available under its unsecured term loan due in 2026 (the “2026 Unsecured Term Loan”), borrowing $300 million from a newly executed unsecured term loan due in 2020 (the “2020 Unsecured Term Loan”), proceeds from its senior unsecured revolving credit facility (the “Revolver”), and proceeds from its ongoing private offering of shares of common stock.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared to comply with Article 11 of Regulation S-X, as promulgated under the Securities Act of 1933, as amended. The Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2019, reflects the financial position of the Company as if the Acquired Industrial and Office Portfolio was acquired, and the related financing was completed, on June 30, 2019. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the six months ended June 30, 2019, and for the year ended December 31, 2018, present the Company’s results of operations as if these transactions were completed on January 1, 2018. These Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Condensed Consolidated Financial Statements of the Company and the notes thereto presented in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2019, filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2019 (the “Q2 2019 10-Q”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 14, 2019 (the “2018 10-K”), and the financial statements of the acquired properties included in Item 9.01(a) of this Current Report on Form 8-K/A.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of what the Company’s actual financial position or operating results would have been had the Acquired Industrial and Office Portfolio acquisition and related financing occurred as of the dates indicated, nor are they indicative of future operating results of the Company. In the Company’s opinion, all adjustments necessary to reflect the effect of the Acquired Industrial and Office Portfolio acquisition and respective financing have been made.

Broadstone Net Lease, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

June 30, 2019

(Unaudited)

(in thousands, except per share amounts)

	Broadstone Net Lease, Inc. (A)	Pro Forma Adjustments		Pro Forma
Assets
Accounted for using the operating method, net of accumulated depreciation	$2,762,161	$706,159	(B)	$3,468,320
Accounted for using the direct financing method	41,949	—		41,949
Investment in rental property, net	2,804,110	706,159		3,510,269
Cash and cash equivalents	10,288	(426)	(D)	9,862
Accrued rental income	78,254	—		78,254
Tenant and other receivables, net	129	—		129
Prepaid expenses and other assets	7,176	—		7,176
Interest rate swap, assets	2,687	—		2,687
Intangible lease assets, net	293,228	54,000	(B)	347,228
Debt issuance costs – unsecured revolver, net	2,978	—		2,978
Leasing fees, net	13,468	—		13,468
Total assets	$3,212,318	$759,733		$3,972,051

Liabilities and equity
Unsecured revolver	$123,600	$212,372	(C)	$335,972
Mortgages and notes payable, net	121,074	—		121,074
Unsecured term notes, net	1,222,376	449,216	(C)	1,671,592
Interest rate swap, liabilities	22,676	—		22,676
Accounts payable and other liabilities	32,370	—		32,370
Due to related parties	111	—		111
Accrued interest payable	2,578	—		2,578
Intangible lease liabilities, net	81,895	13,389	(B)	95,284
Total liabilities	1,606,680	674,977		2,281,657

Equity
Broadstone Net Lease, Inc. stockholders' equity:
Preferred stock, $0.001 par value	—	—		—
Common stock, $0.001 par value	24	1	(C)	25
Additional paid-in capital	1,702,911	84,755	(C,D)	1,787,666
Cumulative distributions in excess of retained earnings	(185,647)	—		(185,647)
Accumulated other comprehensive loss	(18,584)	—		(18,584)
Total Broadstone Net Lease, Inc. stockholders’ equity	1,498,704	84,756		1,583,460
Non-controlling interests	106,934	—		106,934
Total equity	1,605,638	84,756		1,690,394
Total liabilities and equity	$3,212,318	$759,733		$3,972,051

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Broadstone Net Lease, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Balance Sheet at June 30, 2019 (Unaudited)

(in thousands)

(A)	Reflects the historical Condensed Consolidated Balance Sheet of the Company at June 30, 2019, as presented in the Company’s Q2 2019 10-Q.
(B)

The acquisition of the Acquired Industrial and Office Portfolio will be accounted for as an asset acquisition. The Company allocates the purchase price of investments in rental property accounted for as asset acquisitions based on the relative fair value of the assets acquired and liabilities assumed. These generally include tangible assets, consisting of land and land improvements, buildings and other improvements, and equipment, and identifiable intangible assets and liabilities, including the value of in-place leases and acquired above-market and below-market leases. Acquisition costs incurred in connection with investments in real estate accounted for as asset acquisitions are capitalized and included with the allocated purchase price.

The pro forma adjustment reflects the allocation of the Acquired Industrial and Office Portfolio purchase price, plus $11,030 of capitalized acquisition costs to the relative fair value of assets acquired and liabilities assumed, as follows.

(in thousands)
Land	$134,998
Land improvements	25,285
Buildings and other improvements	545,876
Acquired in-place leases	54,000
Acquired below-market leases	(13,389)
$746,770

The allocation of the purchase price and capitalized acquisition costs is based upon preliminary estimates of the fair values of the assets acquired and liabilities assumed. Consequently, amounts preliminarily allocated could change significantly from those reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(C)	The Company funded the acquisition of the Acquired Industrial and Office Portfolio as follows:

(in thousands)
Borrowings under Revolver	$211,588
Borrowings under 2026 Unsecured Term Loan	150,000
Borrowings under 2020 Unsecured Term Loan	300,000
Proceeds from issuance of shares of common stock	85,182
$746,770

In connection with entering into the 2020 Unsecured Term Loan, the Company incurred $784 of debt issuance costs, consisting of various lender and legal fees, that will be amortized over the one-year initial term of the loan. These costs were funded from borrowings on the Revolver.

Proceeds from the sale of additional shares of the Company’s common stock for the month of July 2019 totaled $85,182, and were used to fund the Acquired Industrial and Office Portfolio acquisition.

(D)

The Company is party to an asset management agreement with Broadstone Asset Management, LLC (the “Asset Manager”), a related party. Under the terms of the asset management agreement, the Asset Manager is compensated a marketing fee equal to 0.5% of the proceeds from equity closings as reimbursement for offering, marketing, and brokerage expenses. The pro forma adjustment reflects payment of the $426 marketing fee associated with the issuance of the shares of the Company’s common stock to fund the acquisition, as discussed in Note C, which was recorded as a decrease to Additional paid-in capital. The asset management agreement is described more fully in Note 3. Related-Party Transactions in the Company’s 2018 10-K.

Broadstone Net Lease, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Income

For the Six Months Ended June 30, 2019

(Unaudited)

(in thousands, except per share amounts)

	Broadstone Net Lease, Inc. (A)	Acquired Industrial Portfolio (B)	Pro Forma Adjustments		Pro Forma
Revenues
Lease revenues	$137,483	$24,706	$2,284	(C)	$164,473

Operating expenses
Depreciation and amortization	49,597	—	10,486	(D)	60,083
Asset management fees	10,438	—	423	(E)	10,861
Property management fees	3,820	—	686	(F)	4,506
Property and operating expense	7,642	751	—		8,393
General and administrative	2,764	—	—		2,764
State, franchise and foreign tax	748	—	114	(G)	862
Provision for impairment of investment in rental properties	1,017	—	—		1,017
Total operating expenses	76,026	751	11,709		88,486

Other income (expenses)
Interest income	1	—	—		1
Interest expense	(32,560)	—	(12,641)	(H)	(45,201)
Cost of debt extinguishment	(721)	—	—		(721)
Gain on sale of real estate	4,187	—	—		4,187
Net income	32,364	23,955	(22,066)		34,253
Net income attributable to non-controlling interests	(2,292)	—	(40)	(I)	(2,332)
Net income attributable to Broadstone Net Lease, Inc.	$30,072	$23,955	$(22,106)		$31,921

Weighted average number of common shares outstanding
Basic	22,770		990	(J)	23,760
Diluted	24,507		990	(J)	25,497
Net earnings per common share
Basic and diluted	$1.32				$1.34

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Broadstone Net Lease, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Income

For the Year Ended December 31, 2018

(Unaudited)

(in thousands, per except share amounts)

	Broadstone Net Lease, Inc. (A)	Acquired Industrial Portfolio (B)	Pro Forma Adjustments		Pro Forma
Revenues
Lease revenues	$237,479	$49,099	$4,844	(C)	$291,422

Operating expenses
Depreciation and amortization	83,994	—	20,972	(D)	104,966
Asset management fees	18,173	—	817	(E)	18,990
Property management fees	6,529	—	1,353	(F)	7,882
Property and operating expense	11,157	1,493	—		12,650
General and administrative	6,162	—	—		6,162
State, franchise and foreign tax	857	—	228	(G)	1,085
Provision for impairment of investment in rental properties	2,061	—	—		2,061
Total operating expenses	128,933	1,493	23,370		153,796

Other income (expenses)
Preferred distribution income	440	—	—		440
Interest income	179	—	—		179
Interest expense	(52,855)	—	(26,277)	(H)	(79,132)
Cost of debt extinguishment	(101)	—	—		(101)
Gain on sale of real estate	10,496	—	—		10,496
Gain on sale of investment in related party	8,500	—	—		8,500
Other losses	(100)	—	—		(100)
Net income	75,105	47,606	(44,803)		77,908
Net income attributable to non-controlling interests	(5,730)	—	44	(I)	(5,686)
Net income attributable to Broadstone Net Lease, Inc.	$69,375	$47,606	$(44,759)		$72,222

Weighted average number of common shares outstanding
Basic	20,242		990	(J)	21,232
Diluted	21,910		990	(J)	22,900
Net earnings per common share
Basic and diluted	$3.43				$3.40

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Broadstone Net Lease, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Statements of Income (Unaudited)

(in thousands)

(A)

Reflects the historical Condensed Consolidated Financial Statements of the Company for the six months ended June 30, 2019, as presented in the Company’s Q2 2019 10-Q, and for the year ended December 31, 2018, as presented in the Company’s 2018 10-K.

(B)

Reflects the Combined Statements of Revenues and Certain Operating Expenses of the Acquired Industrial and Office Portfolio for the six months ended June 30, 2019 and for the year ended December 31, 2018, as presented in the financial statements of acquired businesses included in Item 9.01(a) of this Current Report on Form 8-K/A.

(C)	Pro forma adjustment reflects the following items related to lease revenues, assuming that the Acquired Industrial and Office Portfolio had been acquired as of January 1, 2018:

(in thousands)	Six Months Ended June 30, 2019	Year Ended December 31, 2018
Straight-line rent adjustment	$1,485	$3,246
Amortization of above- and below-market lease intangibles	799	1,598
	$2,284	$4,844

The Company recognizes rental revenue from operating leases on a straight-line basis over the life of the related leases. The pro forma adjustment reflects the estimated incremental straight-line rental income to be recognized over the remaining life of the leases in the Acquired Industrial and Office Portfolio as of the acquisition date, as compared to the straight-line rental income that had been recorded in the Combined Statements of Revenues and Certain Operating Expenses of the Acquired Industrial and Office Portfolio for the appropriate period.

The Company records acquired above-market and below-market leases at their fair values, and recognizes the related amortization as an adjustment to rental revenue over the remaining lease term. The remaining lease terms of the properties acquired with the Acquired Industrial and Office Portfolio range from 5.0 years to 20.4 years.

(D)

Reflects depreciation expense and amortization of acquired in-place leases associated with the Acquired Industrial and Office Portfolio, assuming that the Acquired Industrial and Office Portfolio had been acquired as of January 1, 2018, as follows:

(in thousands)	Six Months Ended June 30,2019	Year Ended December 31, 2018
Depreciation	$7,832	$15,665
Amortization of acquired in-place leases	2,654	5,307
	$10,486	$20,972

Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which are as follows:

Land improvements	15 years
Buildings and other improvements	15 to 39 years

(E)

The Asset Manager is paid a quarterly asset management fee equal to 0.25% of the aggregate value of outstanding common stock on a fully diluted basis. The pro forma adjustment reflects the asset management fee that would be contractually payable to the Asset Manager, assuming the acquisition of the Acquired Industrial and Office Portfolio occurred on January 1, 2018. The asset management agreement is described more fully in Note 3. Related-Party Transactions in the Company’s 2018 10-K.

(F)

The Company is party to a property management agreement with Broadstone Real Estate, LLC (the “Manager”), a related party. Under the terms of the property management agreement, the Manager is entitled to a fee equal to 3% of gross rentals collected each month from each rental property for property management services. The pro forma adjustment reflects the property management fee that would be contractually payable to the Manager, assuming the acquisition of the Acquired Industrial and Office Portfolio occurred on January 1, 2018. The property management agreement is described more fully in Note 3. Related-Party Transactions in the Company’s 2018 10-K.

(G)	The pro forma adjustment reflects estimated state, franchise and foreign taxes associated with the Acquired Industrial and Office Portfolio properties.
(H)

The pro forma adjustment reflects interest expense and the amortization of debt issuance costs associated with the debt financing described in Note C to the Pro Forma Condensed Consolidated Balance Sheet included in this Current Report on Form 8-K/A, as follows:

(in thousands)	Six Months Ended June 30, 2019	Year Ended December 31, 2018
Revolver	$3,862	$7,788
2020 Unsecured Term Loan	5,551	11,195
2026 Unsecured Term Loan	3,228	6,510
Amortization of debt issuance costs	—	784
	$12,641	$26,277

Borrowings associated with the Revolver, the 2020 Unsecured Term Loan, and the 2026 Unsecured Term Loan bear interest at one-month LIBOR plus a spread of 1.20%, 1.25%, and 1.85%, respectively. Pro forma interest expense was calculated using the one-month LIBOR rate of 2.43% in effect as of June 30, 2019, the most recent period presented in the Unaudited Pro Forma Condensed Consolidated Financial Statements. A change in one-month LIBOR of plus or minus 0.125% would increase or decrease, respectively, annual pro forma acquisition related interest expense by approximately $838.

Debt issuance costs of $784 associated with the 2020 Unsecured Term Loan are being amortized over the one-year initial term of the loan.

(I)

As discussed in the Company’s 2018 10-K, Broadstone Net Lease, LLC (the “Operating Company”) is the entity through which the Company conducts its business and owns properties. Certain interests in the Operating Company, referred to as non-controlling interests, are held by members who acquired their interest by contributing property to the Operating Company. The Company owns the remaining ownership interest in the Operating Company. The pro forma adjustment reflects the allocation of a portion of the historical results of the Acquired Industrial and Office Portfolio and the pro forma income statement adjustments, described in Notes B through H, to non-controlling interests. The calculation of amounts due to non-controlling interest also reflects the pro forma effect of the assumed issuance of additional shares of the Company’s common stock described in Note J. On a pro forma basis, non-controlling interests represent economic ownership interests of 6.6% and 7.0% as of June 30, 2019 and December 31, 2018, respectively.

(J)

The Company currently issues shares of its common stock on a monthly basis at a price (the “Determined Share Value”) set by the independent directors committee of its board of directors. The Company funded a portion of the Acquired Industrial and Office Portfolio acquisition using aggregate proceeds of $85,182 from the issuance of 990 shares of its common stock in July 2019 at a Determined Share Value of $86.00 per share. The Unaudited Pro Forma Condensed Consolidated Statements of Income are prepared assuming the Acquired Industrial and Office Portfolio was acquired on January 1, 2018. As a result, the pro forma weighted average shares assume that the 990 shares were issued as of January 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ John D. Moragne
Name: John D. Moragne Title: Executive Vice President, Chief Operating Officer, and Secretary

Date: October 11, 2019